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                                                                      Exhibit 11

                           J. C. PENNEY COMPANY, INC.
                         and Consolidated Subsidiaries

                   Computation of Net Income Per Common Share
                   ------------------------------------------
               (Amounts in millions except per common share data)
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                                          52 Weeks Ended               52 Weeks Ended                 53 Weeks Ended
                                         -----------------             ----------------              -----------------
                                         January 28, 1995              January 29, 1994              January 30, 1993
                                         -----------------             ----------------              -----------------
                                     Shares              Income    Shares              Income    Shares             Income
                                     ------              ------    ------              ------    ------             ------

Primary:
- --------

Income before extraordinary
  charge and cumulative effect
  of accounting change                                   $1,057                          $944                          $777
Dividend on Series B ESOP
  convertible preferred stock
  (after-tax)                                               (40)                          (40)                          (33)
                                                         ------                          ----                          ----
Adjusted income before extra-
 ordinary charge and cumulative
 effect of accounting change                              1,017                           904                           744
Weighted average number of
  shares outstanding                  233.9                         235.7                         234.0
Common stock equivalents:
  Stock options and other
   dilutive effects                     3.2                           3.3                           2.0
                                     ------              ------    ------                ----     -----                ----
                                      237.1               1,017     239.0                 904     236.0                 744
Income per common share before
  extraordinary charge and
  cumulative effect of
  accounting change                            $ 4.29                        $ 3.79                         $3.15
Extraordinary charge on debt
  redemption, net of income
  taxes                                            --        --               (0.23)      (55)                 --        --
Cumulative effect of accounting
  change                                           --        --                0.21        51                  --        --
                                     ------    ------    ------    ------   -------      ----     -----     -----      ----
                                      237.1                         239.0                         236.0
                                     ======                        ======                         =====
Net income                                               $1,017                          $900                          $744
                                                         ======                          ====                          ====
Net income per common share                     $ 4.29                        $ 3.77                         $3.15
                                                ======                        ======                         =====


Fully diluted:
- --------------

Income before extraordinary
  charge and cumulative effect
  of accounting change                                   $1,057                          $944                          $777
Tax benefit differential on ESOP
  dividend assuming stock is
  fully converted                                            (3)                           (4)                           --
Assumed additional contribution
  to ESOP if preferred stock is
  fully converted                                            (9)                          (12)                          (14)
                                                         ------                          ----                          ----
Adjusted income before extra-
  ordinary charge and cumulative
  effect of accounting change                             1,045                           928                           763
Weighted average number of
  shares outstanding (primary)        237.1                         239.0                         236.0
Maximum dilution                        0.0                           0.6                           0.2
Convertible preferred stock            21.3                          21.9                          22.4
                                     ------              ------    ------                ----     -----                ----
                                      258.4               1,045     261.5                 928     258.6                 763
Income per common share before
  extraordinary charge and
  cumulative effect of
  accounting change                            $ 4.05                        $ 3.55                         $2.95
Extraordinary charge on debt
  redemption, net of income
  taxes                                            --        --               (0.21)      (55)                 --        --
Cumulative effect of accounting
  change                                           --        --                0.19        51                  --        --
                                     ------    ------    ------    ------   -------      ----     -----     -----      ----
                                      258.4                         261.5                         258.6
                                     ======                        ======                         =====
Net income                                               $1,045                          $924                          $763
                                                         ======                          ====                          ====
Net income per common share                    $ 4.05                        $ 3.53                         $2.95
                                               ======                        ======                         =====

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